UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 18, 2025

APHOENITY INTERNATIONAL HOLDINGS INC

(previously known as LUDUSON G INC.)

(Exact name of registrant as specified in its charter)

Wyoming	000-55930	98-1872097
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number) +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

As of July 21, 2025, Luduson G Inc. (currently named “International Holdings Inc”, the “Registrant”) completed a change in its state of incorporation from the State of Delaware to the State of Wyoming pursuant to the laws of Delaware and Wyoming.

On October 1, 2025, the Registrant changed its name from “Luduson G Inc.” to “Aphoenity International Holdings Inc.” (the “Name Change”).

As of the date of this form 8-K: (a) the Registrant has been assigned a new IRS Employer Identification Number 98-1872097; (b) the Registrant has completed a reverse stock-split of 1,000 for 1; and (c) the CUSIP for Registrant’s common stock remains unchanged.

Therefore, the Registrant’s corporate existence is now deemed to have commenced on the date it commenced its existence in Delaware, and all properties of the former Delaware corporation remains vested in the new Wyoming corporation.

The above changes have been duly approved by the Registrant’s board of directors and/or shareholders in accordance with applicable laws.

ITEM 9.01 – FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits.

Exhibit Number	Description
3.2	Articles of Incorporation of Aphoenity International Holdings Inc. (Wyoming)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aphoenity International Holdings Inc.
Dated: November 18, 2025

	By:	/s/ Chun Fong SIM
Chun Fong SIM
Chief Executive Officer

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